EXHIBIT 99.1

Company Contact:	Lankford Wade
Vice President
HealthSpring, Inc.
(615) 401-4632
HealthSpring, Inc. Reports 2007 Second Quarter Results

Increases 2007 Earnings Guidance
NASHVILLE, Tenn. (July 31, 2007) — HealthSpring, Inc. (NYSE:HS) today announced its results for the second quarter and six months ended June 30, 2007. Highlights for the 2007 second quarter included:
•	Medicare Advantage members of 125,267 at June 30, 2007; up 16.4% over the 2006 second quarter. PDP membership of 118,124 at June 30, 2007; up 34.0% over the 2006 second quarter.
•	Second quarter total revenue of $368.2 million; up 14.0% over the 2006 second quarter.
•	Net income of $16.2 million, or $0.28 per diluted share, which includes a charge of $4.5 million, or $0.05 on a per diluted share basis (after-tax), for the impairment of intangible assets compared with $21.1 million, or $0.37 per share, in the 2006 second quarter.
Commenting on 2007 second quarter results, Herb Fritch, Chairman, President, and Chief Executive Officer, said, “We are pleased to have ended the second quarter on a positive note. The higher-than-expected inpatient utilization we experienced in the first five months of 2007, primarily in our Texas market, moderated during June. As it continues to stabilize in July, we are optimistic that this improvement will continue. The higher-than-expected medical costs for outpatient and emergency room services experienced during the first half of the year will likely continue into the second half of 2007. We continue to believe our physician engagement and medical management efforts will facilitate our ability to address these issues.”
Second Quarter Results

	Three Months Ended
	June 30,		Percent
($in thousands)	2007	2006	Change
Medicare premium revenue	$344,047	$282,347	21.9%
Total revenue	368,151	322,803	14.0

Medicare medical expense	281,671	221,451	27.2
Total medical expense	292,213	250,857	16.5

SG&A	43,646	35,962	21.4
Adjusted EBITDA (1)	32,389	36,047	(10.1)
Net income	16,190	21,109	(23.3)
Net income per common share — diluted	0.28	0.37	(24.3)

(1)	See “Supplemental Information” below and the accompanying reconciliation of non-GAAP Adjusted EBITDA to GAAP Net Income.
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HS Reports Second Quarter Results

July 31, 2007
Operating Highlights
Revenue
•	Medicare Advantage premiums were $316.9 million for the 2007 second quarter, reflecting an increase of 24.6% over the 2006 second quarter. Year-to-date results include the accrual of $17.8 million for in-year risk adjustment payments. For comparison purposes, retroactive risk adjustment payments of $12.3 million for 2006 were reflected as additional premium in the quarter ended September 30, 2006. See the supplemental non-GAAP schedule entitled “Medicare Advantage Results” at www.healthspring.com under the Investor Relations link for a schedule that includes pro-forma adjustments that allocate the applicable portion of the actual 2006 CMS retroactive risk adjustment payment received in August 2006 over the first two quarters of 2006.

•	PDP premium revenue was $27.1 million for the 2007 second quarter, a decrease of 2.9% compared with the 2006 second quarter. The revenue decrease is primarily attributable to a decline in per member per month, or PMPM, premiums, which was substantially offset by an increase of 34.0% in membership.

•	Commercial membership was 14,698 at June 30, 2007, compared with 38,113 at June 30, 2006. Commercial premiums were $12.1 million for the 2007 second quarter.
Medical Expense
•	Total Medicare medical loss ratio (MLR) was 81.9% for the 2007 second quarter, compared with 78.4% for the prior year’s second quarter.
•	Medicare Advantage MLR (excluding PDP) was 81.0% for the 2007 second quarter and 81.1% for the six months ended June 30, 2007, compared with 79.5% and 79.4%, respectively, for the comparable prior-year periods. Adjusting the reported results for the three and six months ended June 30, 2006, to give pro forma effect to the recognition of the actual 2006 CMS risk adjustment payment attributable to each period, Medicare Advantage MLR would have been 78.0% and 77.9%, respectively. See the Supplemental Schedule, “Medicare Advantage Results,” referenced above. As previously announced, the increase in MLR was primarily the result of higher-than-expected costs of certain medical services in outpatient and emergency room settings and higher-than-expected in-patient utilization, primarily in the Company’s Texas market.
•	On a year-to-date basis, the MLR for PDP was 93.0% for 2007 compared with 90.6% in 2006. As anticipated under PDP benefit design, PDP expenses are disproportionately higher in the first half of the year.
Selling General & Administrative (SG&A)
•	SG&A expense represented 11.9% of total revenue in the 2007 second quarter compared with 11.1% in the 2006 second quarter.
•	In the second quarter of 2007, SG&A expense increased by $7.7 million, or 21.4%, over the 2006 second quarter, primarily as a result of increases in personnel, stock compensation expense, and corporate infrastructure.
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HS Reports Second Quarter Results

July 31, 2007
Impairment of Intangible Assets
•	Financial results for the three months ended June 30, 2007, include a charge of $4.5 million, or $0.05 on a per diluted share basis (after-tax), for the impairment of intangible assets associated with commercial customer relationships in the Company’s Tennessee health plan. This charge is the result of the Company’s expectation that significant declines in commercial membership will occur as a result of its decision in the second quarter of 2007 to implement premium increases upon renewal for large group plans.
•	At June 30, 2007, the carrying value of the related intangible asset was $0.9 million and will be amortized ratably over the next nine months ending March 31, 2008.
Balance Sheet Highlights
•	At June 30, 2007, the Company’s cash and cash equivalents were $540.4 million, $78.3 million of which was held at unregulated subsidiaries. This amount included $114.8 million for the early receipt of the July CMS premium. Approximately $139.3 million of the cash balance relates to amounts held by the Company for the benefit of its Part D members and $32.8 million payable to CMS under the risk corridor provisions of Part D.
•	For the first six months of 2007, net cash provided by operating activities (adjusted for the early premium payment from CMS) was $21.2 million compared with $44.9 million for the first six months of 2006. For the second quarter of 2007, net cash provided by operating activities was $33.7 million, or 2.1x net income, compared with $25.4 million for the second quarter of 2006.
•	Days in claims payable totaled 39 at the end of the 2007 second quarter compared with 36 at the end of the first quarter 2007.
Retroactive Risk Adjustment
On July 27, 2007, the Company received preliminary notification from CMS that its final retroactive risk adjustment payment for 2006 would be approximately $16.8 million, which is composed of $14.8 million for Medicare Advantage (excluding Part D) and $2.0 million for Part D. The Company is currently reviewing and analyzing the preliminary retroactive rate adjustment information and expects to recognize additional premium revenue in the third quarter ending September 30, 2007, when the Company’s analysis is expected to be completed. A portion of these payments will be paid to providers under risk sharing arrangements. The Company believes that any such amounts related to Part D will be subject to risk corridor adjustments.
Updated 2007 Guidance
•	EPS: The Company estimates that earnings per share for 2007, on a fully diluted basis, will be in the range of $1.33 to $1.43, on weighted average shares outstanding of approximately 57.4 million.
•	Membership: The Company estimates that its Medicare Advantage membership will be in the range of 128,000 to 131,000 by the end of 2007. Additionally, the Company estimates that PDP membership will be approximately 130,000 by the end of 2007.
•	Revenue: The Company estimates that 2007 total revenue will be between $1.45 billion and $1.50 billion, with approximately 96% — 97% of total revenue for the year attributable to the Medicare business.
•	MLRs: The Company estimates Medicare Advantage full-year MLRs will range between 80.5% and 81.5% for 2007. The Company maintains its estimate that PDP MLRs will range between 82.0% and 87.0% for the year.
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HS Reports Second Quarter Results

July 31, 2007
Conference Call
A live audio webcast of the conference call regarding first quarter results will begin at 10:00 a.m. ET on Wednesday, August 1, 2007. The public may access the conference call through HealthSpring’s website, www.healthspring.com, under the Investor Relations tab. The conference call can also be accessed by dialing (913) 643-4199, confirmation number 7429899. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 30 days.
About HealthSpring, Inc.
HealthSpring is one of the largest managed care organizations in the United States whose primary focus is the Medicare Advantage market. The Company owns and operates Medicare Advantage and stand-alone Medicare prescription drug plans in Tennessee, Texas, Alabama, Illinois, and Mississippi and, effective January 1, 2007, began offering Medicare Part D prescription drug plans on a nationwide basis to persons in all 50 states who are eligible for Medicare. The Company also uses its infrastructure and provider networks in Tennessee and Alabama to offer commercial health plans to employer groups.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding explanations for medical cost trends, estimated CMS risk adjustment payments, timing of Part D benefits costs, Medicare-commercial premium revenue mix, estimates of retroactive risk rate adjustments, and earnings, membership, and MLR guidance. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
The following important factors could cause actual results to differ materially from those in the forward-looking statements: changes in membership enrollment and dis-enrollment patterns; changes in utilization; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate and calculate Part D risk corridor adjustments; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare rates; increasing competition and potential confusion in the marketplace regarding other MA, MA-PD, PDP, and PFFS plan offerings; the Company’s ability to accurately estimate incurred but not reported medical claims; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; legislative and regulatory actions or changes, including changes in Medicare funding; the reconciliation of Part D claims files errors; costs associated with information and data systems conversions and compliance with regulatory mandates; recent management changes; and changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of important factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in the Company’s Quarterly Reports on Form 10-Q. Any projections or other forward-looking information in this release are based on limited information currently available to HealthSpring, which is subject to change. Although any
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HS Reports Second Quarter Results

July 31, 2007
such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.
Supplemental Information
1. Non-GAAP Measures
The Company believes that Adjusted EBITDA, a non-GAAP measure used in this release, when presented in conjunction with comparable GAAP measures, is useful to both management and investors in analyzing financial and business trends regarding the Company’s ongoing business and operating performance. The Company uses Adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization, and impairment of intangible assets, to assess business performance among its health plans and related management companies. This non-GAAP measure should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.
The following table provides a reconciliation of Adjusted EBITDA as used in this release to net income calculated in accordance with GAAP:

	Three Months Ended
	June 30,
(in thousands)	2007	2006
Net income	$16,190	$21,109
Plus: income tax expense	8,656	12,398
Plus: interest expense	117	96
Plus: depreciation and amortization	2,890	2,444
Plus: impairment of intangible assets	4,536	—

Adjusted EBITDA	$32,389	$36,047

2. Membership

	June 30,	Dec. 31,	Percent	June 30,	Percent
	2007	2006	Change	2006	Change

Medicare Advantage Membership:
Tennessee	49,618	46,261	7.3%	44,814	10.7%
Texas	36,503	34,638	5.4	32,225	13.3
Alabama	30,094	27,307	10.2	24,669	22.0
Illinois	8,299	6,284	32.1	5,518	50.4
Mississippi	753	642	17.3	425	77.2

Total	125,267	115,132	8.8%	107,651	16.4%

PDP Membership:	118,124	88,753	33.1%	88,139	34.0%

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HS Reports Second Quarter Results

July 31, 2007
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Information
June 30, 2007 and December 31, 2006
(in thousands)
(Unaudited)

	June 30,	December 31,
Assets	2007	2006
Current Assets:
Cash and cash equivalents	$540,359	$338,443
Accounts receivable, net of allowance for doubtful accounts	27,663	17,588
Investment securities available for sale	6,769	7,874
Current portion of investment securities held to maturity	10,359	10,566
Deferred income tax asset	3,448	3,644
Prepaid expenses and other assets	9,470	4,047

Total current assets	598,068	382,162
Investment securities held to maturity, less current portion	25,166	19,560
Non-current accounts receivable	4,034	—
Property and equipment, net	13,689	8,831
Goodwill	341,469	341,619
Intangible assets, net	73,156	81,175
Investment in and receivable from unconsolidated affiliate	1,389	1,301
Deferred financing fee	702	802
Restricted investments	8,066	7,195

Total assets	$1,065,739	$842,645

Liabilities and Stockholders’ Equity
Current Liabilities:
Medical claims liability	$125,906	$122,778
Accounts payable and accrued expenses	14,392	25,149
Deferred revenue	114,887	64
Funds held for the benefit of members	139,323	62,125
Risk corridor payable to CMS	31,697	27,587
Other current liabilities	—	835

Total current liabilities	426,205	238,538
Risk corridor payable to CMS, non-current	1,098	—
Deferred tax liability	25,669	28,444
Other long-term liabilities	2,114	381

Total liabilities	455,086	267,363

Stockholders’ Equity:
Common stock	576	575
Additional paid in capital	490,102	485,002
Retained earnings	120,038	89,758
Treasury stock	(63)	(53)

Total stockholders’ equity	610,653	575,282

Total liabilities and stockholders’ equity	$1,065,739	$842,645

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HS Reports Second Quarter Results

July 31, 2007
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Income Information
(in thousands, except share data)
(Unaudited)

	Three-Month Period Ended		Six-Month Period Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue:
Premium:
Medicare	$344,047	$282,347	$675,826	$549,034
Commercial	12,109	31,852	25,349	64,086

Total premium revenue	356,156	314,199	701,175	613,120
Management and fee revenue	6,036	6,112	12,085	11,747
Investment income	5,959	2,492	11,207	4,558

Total revenue	368,151	322,803	724,467	629,425

Operating Expenses:
Medical Expense:
Medicare expense	281,671	221,451	555,311	441,884
Commercial expense	10,542	29,406	20,597	56,345

Total medical expenses	292,213	250,857	575,908	498,229
Selling, general and administrative	43,646	35,962	91,152	70,571
Depreciation and amortization	2,890	2,444	5,837	4,867
Impairment of intangible assets	4,536	—	4,536	—
Interest expense	117	96	232	8,457

Total operating expenses	343,402	289,359	677,665	582,124

Income before equity in earnings of unconsolidated affiliate, minority interest and income taxes	24,749	33,444	46,802	47,301
Equity in earnings of unconsolidated affiliate	97	63	118	170

Income before minority interest and income taxes	24,846	33,507	46,920	47,471
Minority interest	—	—	—	(303)

Income before income taxes	24,846	33,507	46,920	47,168
Income taxes	(8,656)	(12,398)	(16,640)	(17,486)

Net income	16,190	21,109	30,280	29,682
Preferred dividends	—	—	—	(2,021)

Net income available to common stockholders and members	$16,190	$21,109	$30,280	$27,661

Net Income per common share:
Basic	$0.28	$0.37	$0.53	$0.53

Diluted	$0.28	$0.37	$0.53	$0.53

Weighted average common shares outstanding:
Basic	57,241,467	57,271,044	57,237,611	51,984,926

Diluted	57,344,982	57,364,519	57,341,519	52,082,017

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HS Reports Second Quarter Results

July 31, 2007
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flow Information
For the Six Months Ended June 30, 2007 and 2006
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net income	$30,280	$29,682
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,837	4,867
Impairment of intangible assets	4,536	—
Amortization of deferred financing cost	100	148
Equity in earnings of unconsolidated affiliate	(118)	(170)
Minority interest	—	303
Paid in kind (PIK) interest	—	116
Stock-based compensation	4,099	2,164
Deferred tax benefit	(2,429)	(6,496)
Write off of deferred financing cost	—	5,375
Increase (decrease) in cash and cash equivalents due changes in:
Accounts receivable	(14,109)	(27,472)
Prepaid expenses and other current assets	(5,423)	254
Medical claims payable	3,128	21,182
Accounts payable, accrued expenses and other current liabilities	(11,592)	10,135
Risk corridor payable to CMS	5,208	4,838
Other long-term liabilities	1,733	(18)
Deferred revenue	114,823	94,386

Net cash provided by operating activities	136,073	139,294

Cash flows from investing activities:
Purchase of property and equipment	(7,212)	(1,633)
Purchase of investment securities held to maturity	(25,413)	(5,885)
Maturity of investment securities held to maturity	21,119	7,251
Purchase of restricted investments	(871)	(1,063)
Distributions from affiliates	30	106

Net cash used in investing activities	(12,347)	(1,224)

Cash flows from financing activities:
Funds received for the benefit of members	77,198	72,882
Payments on borrowings	—	(188,642)
Proceeds from issuance of common stock	1,002	188,749
Purchase of treasury stock	(10)	(7)
Deferred financing cost	—	(932)

Net cash provided by financing activities	78,190	72,050

Net increase in cash and cash equivalents	201,916	210,120

Cash and cash equivalents at beginning of period	338,443	110,085

Cash and cash equivalents at end of period	$540,359	$320,205

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